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Exhibit 99.1

FOR IMMEDIATE RELEASE

                            Contact:
                            John C. Popeo, Treasurer
                            (617) 332-3990
                            www.hrpreit.com

HRPT Properties Trust
Announces Financial Results for the
Periods Ended June 30, 2003

        Newton, MA (August 7, 2003): HRPT Properties Trust (NYSE: HRP) today announced its financial results for the periods ended June 30, 2003, together with comparative results for the 2002 periods as follows:

	(in thousands, except per share data)
	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Total revenues	$121,720	$100,729	$242,353	$199,404
Net income	$27,371	$26,812	$54,663	$47,976
Net income available for common shareholders	$15,871	$21,875	$31,663	$38,101
FFO	$42,494	$42,868	$84,545	$80,823
Common distributions paid	$25,783	$25,761	$51,548	$51,522
Per common share:
Net income available for common shareholders	$0.12	$0.17	$0.24	$0.30
FFO	$0.33	$0.33	$0.65	$0.63
Common distributions paid	$0.20	$0.20	$0.40	$0.40
Weighted average common shares outstanding	130,521	128,810	129,688	128,809

        HRPT Properties Trust is a real estate investment trust headquartered in Newton, MA. HRPT Properties owns office buildings with approximately 25 million square feet that are located throughout the United States.

(end)

HRPT Properties Trust
Statement of Income and Funds From Operations
(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Rental income	$121,613	$99,807	$242,203	$197,797
Interest and other income	107	922	150	1,607

Total revenues	121,720	100,729	242,353	199,404

Expenses:
Operating expenses	45,686	36,278	91,711	71,883
Interest (including amortization of note discounts and deferred financing fees of $1,513, $1,330, $2,986 and $2,651, respectively)	25,062	21,297	50,141	43,159
Depreciation and amortization	20,895	16,534	41,169	32,803
General and administrative	4,872	4,151	9,372	7,876
Loss on early extinguishment of debt	1,487	—	3,238	3,344

Total expenses	98,002	78,260	195,631	159,065

Income before equity in earnings of equity investments	23,718	22,469	46,722	40,339
Equity in earnings of Senior Housing Properties Trust and Hospitality Properties Trust	3,653	4,343	7,941	9,058
Loss on equity transaction of equity investments(1)	—	—	—	(1,421)

Net income	27,371	26,812	54,663	47,976
Preferred distributions	(11,500)	(4,937)	(23,000)	(9,875)

Net income available for common shareholders	$15,871	$21,875	$31,663	$38,101

Calculation of FFO:(2)
Income before equity in earnings of equity investments	$23,718	$22,469	$46,722	$40,339
Loss on early extinguishment of debt:
Add: amount included in total expenses	1,487	—	3,238	3,344
Less: portion settled in cash	—	—	—	(3,268)
Preferred distributions	(11,500)	(4,937)	(23,000)	(9,875)
Real estate depreciation and amortization	20,895	16,534	41,169	32,803
FFO from equity investments of Senior Housing and Hospitality Properties	7,894	8,802	16,416	17,480

FFO	$42,494	$42,868	$84,545	$80,823

Weighted average common shares outstanding	130,521	128,810	129,688	128,809

Per common share:
Net income available for common shareholders	$0.12	$0.17	$0.24	$0.30
FFO	$0.33	$0.33	$0.65	$0.63
Common distributions paid	$0.20	$0.20	$0.40	$0.40

(1)
We account for our common share investments in Senior Housing and Hospitality Properties using the equity method of accounting. Accordingly, we recognized a loss of $1.4 million during the six months ended June 30, 2002, as a result of a share issuance by Senior Housing at a price below our per share carrying value.

(2)
We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition because we exclude loss on early extinguishment of debt not settled in cash. We consider FFO to be an appropriate measure of performance, liquidity and cash flow for a REIT. Along with net income and cash flow from operating, investing and financing activities, FFO provides investors with an indication of a REIT's operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of future performance.

HRPT Properties Trust
Balance Sheet
(dollars in thousands)

	June 30, 2003	December 31, 2002
Assets
Real estate properties, at cost	$3,269,106	$3,091,061
Accumulated depreciation	(323,450)	(284,548)

	2,945,656	2,806,513
Equity investments	258,326	264,087
Cash and cash equivalents	18,698	12,384
Other assets	141,380	123,356

Total assets	$3,364,060	$3,206,340

Liabilities and Shareholders' Equity
Indebtedness	$1,261,359	$1,215,977
Other liabilities	76,193	64,090
Shareholders' equity:
Preferred (20,000,000 shares outstanding)	482,935	482,935
Common (142,169,577 and 128,825,247 shares outstanding)	1,543,573	1,443,338

Total liabilities and shareholders' equity	$3,364,060	$3,206,340

Additional Data
(amounts in thousands unless otherwise stated)

  •
  Equity in earnings, FFO and cash distributions from equity investments includes earnings, FFO and cash distributions from Hospitality Properties and Senior Housing as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Equity in earnings of equity investments:
Hospitality Properties	$1,567	$2,031	$3,248	$3,875
Senior Housing	2,086	2,312	4,693	5,183

	$3,653	$4,343	$7,941	$9,058

FFO from equity investments:
Hospitality Properties	$3,452	$4,017	$7,296	$7,802
Senior Housing	4,442	4,785	9,120	9,678

	$7,894	$8,802	$16,416	$17,480

Cash distributions from equity investments:
Hospitality Properties	$2,880	$2,840	$5,760	$5,680
Senior Housing	3,971	3,970	7,942	7,813

	$6,851	$6,810	$13,702	$13,493

HRPT Properties Trust
Additional Data
(amounts in thousands unless otherwise stated)

  •
  Total property level revenue and net operating income (rental income less operating expenses) were as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Property level revenue:(1)
Metro Philadelphia, PA	$33,830	$22,989	$67,464	$46,375
Metro Washington, DC	17,225	13,416	34,195	26,456
Southern California	11,831	9,755	23,744	19,246
Metro Austin, TX	10,515	12,933	21,927	26,137
Metro Boston, MA	9,924	8,486	19,157	16,945
Other markets	38,288	32,228	75,716	62,638

Total	$121,613	$99,807	$242,203	$197,797

Property level net operating income:
Metro Philadelphia, PA	$19,523	$13,787	$38,505	$27,853
Metro Washington, DC	11,847	8,955	23,007	17,602
Southern California	8,253	6,722	16,883	13,457
Metro Austin, TX	5,365	7,150	11,427	14,454
Metro Boston, MA	7,198	6,515	13,670	13,054
Other markets	23,741	20,400	47,000	39,494

Total	$75,927	$63,529	$150,492	$125,914

(1)
Includes some triple net lease revenues.

•
Comparable property level revenue and net operating income (rental income less operating expenses) for properties owned by us continuously since April 1, 2002, were as follows:

	Quarter Ended June 30,
	2003	2002
Property level revenue:(1)
Metro Philadelphia, PA	$22,160	$22,988
Metro Washington, DC	13,202	13,429
Southern California	9,069	9,714
Metro Austin, TX	10,515	12,934
Metro Boston, MA	9,088	8,486
Other markets	32,197	32,218

Total	$96,231	$99,769

Property level net operating income:
Metro Philadelphia, PA	$12,567	$13,787
Metro Washington, DC	8,879	8,977
Southern California	5,943	6,685
Metro Austin, TX	5,366	7,143
Metro Boston, MA	6,387	6,515
Other markets	19,860	20,389

Total	$59,002	$63,496

(1)
Includes some triple net lease revenues.

HRPT Properties Trust
Additional Data
(amounts in thousands unless otherwise stated)

  •
  Rental income includes non cash straight line rent adjustments and lease termination fees as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Non cash straight line rent adjustments	$3,806	$2,660	$7,666	$4,824
Lease termination fees	$63	$347	$471	$1,372
  •
  Interest expense excludes capitalized interest as follows:

Quarter Ended June 30,		Six Months Ended June 30,
2003	2002	2003	2002
$—	$1,283	$—	$1,443
  •
  Cash expenditures made and capitalized for tenant improvements, leasing costs, building improvements, and development and redevelopment activities were as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Tenant improvements	$6,211	$3,695	$11,876	$8,057
Leasing costs	$2,108	$2,419	$3,547	$4,419
Building improvements	$3,222	$2,212	$5,967	$3,816
Development and redevelopment activities	$927	$4,510	$6,691	$5,300
  •
  Rents charged for office space which was renewed or released during the quarter ended June 30, 2003, were approximately the same as rents previously charged for the same space. Commitments made for expenditures in connection with leasing this space were as follows:

	Total	Renewals	New Leases
Square feet leased during the quarter	637	433	204
Total commitments for tenant improvements and leasing costs	$8,817	$4,929	$3,888
Average lease term (years)	7.1	7.4	6.4
Leasing costs per square foot per year (whole dollars)	$1.95	$1.54	$2.98

HRPT Properties Trust
Additional Data
(amounts in thousands unless otherwise stated)

  •
  Debt maturities and weighted average interest rates as of June 30, 2003, were as follows:

Year of Maturity	Scheduled Principal Payments During Period		Weighted Average Interest Rate
2003	$2,804		7.3%
2004	9,908		7.9%
2005	107,119		6.7%
2006	48,656	(1)	3.0%
2007	17,400		7.9%
2008	23,954		7.1%
2009	5,862		6.9%
2010	55,567		8.6%
2011	226,967		6.8%
2012 and thereafter	780,387	(2)	7.0%

Total	$1,278,624		6.9%

(1)
Includes $41,000 outstanding on our $560,000 revolving bank credit facility at a variable rate of interest of LIBOR plus a spread, totaling 2.1% per annum at June 30, 2003.

(2)
Includes $143,000 of 8.50% notes callable at par on or after November 15, 2003.

•
As of June 30, 2003, tenants responsible for 1% or more of total annualized rent were as follows:

Tenant	Annualized Rent(1) (in millions)	% of Annualized Rent
U. S. Government	$90.3	18.5%
GlaxoSmithKline plc	14.2	2.9%
Towers, Perrin, Forster & Crosby, Inc.	12.9	2.6%
PNC Financial Services Group	11.8	2.4%
Solectron Corporation	9.2	1.9%
Wachovia Corporation	9.0	1.8%
Ballard Spahr Andrews & Ingersoll, LLP	7.4	1.5%
Mellon Financial Corporation	7.4	1.5%
FMC Corporation	7.3	1.5%
Fallon Clinics	7.2	1.5%
Comcast Corporation	6.0	1.2%
Schnader Harrison Segal & Lewis LLP	5.4	1.1%
Tyco International Ltd	4.9	1.0%
Other tenants	295.9	60.6%

Over one thousand tenants	$488.9	100.0%

(1)
Annualized rent is rents pursuant to signed leases as of June 2003 plus expense reimbursements and includes some triple net lease rents.

HRPT Properties Trust
Additional Data
(amounts in thousands unless otherwise stated)

  •
  Property and occupancy statistics as of June 30, 2003 and 2002, were as follows:

	All Properties		Comparable Properties(1)
	2003	2002	2003	2002
Total properties	215	201	196	196
Total square feet	24,784	20,120	19,697	19,697
Square feet leased(2)	22,680	18,525	17,740	18,077
Percentage leased	91.5%	92.1%	90.1%	91.8%
(1)
Includes properties owned by us continuously since April 1, 2002.

(2)
Square feet leased includes space being fitted out for occupancy pursuant to signed leases and space which is leased but being offered for sublease by tenants.

•
Lease expiration data at June 30, 2003, was as follows:

	Total	2003	2004	2005	2006 and After
Metro Philadelphia, PA
Total square feet	5,483
Leased square feet(1)	5,277	117	680	398	4,082
Annualized rent(2)	$132,581	$3,073	$16,235	$9,096	$104,177
Metro Washington, DC
Total square feet	2,558
Leased square feet(1)	2,483	212	306	668	1,297
Annualized rent(2)	$68,786	$5,234	$6,283	$14,948	$42,321
Southern California
Total square feet	1,729
Leased square feet(1)	1,663	113	82	40	1,428
Annualized rent(2)	$47,685	$4,212	$4,609	$2,296	$36,568
Metro Austin, TX
Total square feet	2,844
Leased square feet(1)	2,311	178	303	214	1,616
Annualized rent(2)	$41,527	$4,070	$5,910	$5,213	$26,334
Metro Boston, MA
Total square feet	1,984
Leased square feet(1)	1,736	44	204	168	1,320
Annualized rent(2)	$39,105	$1,346	$3,490	$6,830	$27,439
Other markets
Total square feet	10,186
Leased square feet(1)	9,210	483	632	855	7,240
Annualized rent(2)	$159,265	$9,196	$13,580	$13,909	$122,580
Total
Total square feet	24,784
Leased square feet(1)	22,680	1,147	2,207	2,343	16,983
Annualized rent(2)	$488,949	$27,131	$50,107	$52,292	$359,419
(1)
Leased square feet includes space being fitted out for occupancy pursuant to signed leases and space which is leased but being offered for sublease by tenants.

(2)
Annualized rent is rents pursuant to signed leases as of June 2003 plus expense reimbursements and includes some triple net lease rents.

HRPT Properties Trust
Additional Data
(amounts in thousands unless otherwise stated)

  •
  Leverage and coverage ratios were as follows:

Leverage Ratios	June 30, 2003	December 31, 2002
Total Debt / Total Assets	37.5%	37.9%
Total Debt / Real Estate Properties, at Cost	38.6%	39.3%
Total Debt / Total Book Capitalization	38.4%	38.7%
Mortgage Debt / Total Debt	26.5%	27.6%
Mortgage Debt / Total Assets	9.9%	10.5%
Variable Rate Debt / Total Book Capitalization	3.3%	3.0%

	Quarter Ended June 30,		Six Months Ended June 30,
Coverage Ratios
	2003	2002	2003	2002
Net income	$27,371	$26,812	$54,663	$47,976
Loss on early extinguishment of debt	1,487	—	3,238	3,344
Loss on equity transaction of equity investments	—	—	—	1,421
Interest expense	25,062	21,297	50,141	43,159
Distributions in excess of earnings from equity investments	3,198	2,467	5,761	4,435
Depreciation and amortization	20,895	16,534	41,169	32,803

EBITDA(1)	$78,013	$67,110	$154,972	$133,138

EBITDA / Interest Expense	3.1x	3.2x	3.1x	3.1x
EBITDA / Interest Expense + Capitalized Interest	3.1x	3.0x	3.1x	3.0x
EBITDA / Interest Expense + Preferred Distributions	2.1x	2.6x	2.1x	2.5x
EBITDA / Interest Expense + Preferred Distributions + Capitalized Interest	2.1x	2.4x	2.1x	2.4x

	Six Months Ended June 30,
Cash Flow Data
	2003	2002
Cash flow from (used in):
Operating activities	$89,836	$79,824
Investing activities	$(170,625)	$(112,412)
Financing activities	$87,103	$(4,494)

(1)
We compute earnings before interest, taxes, depreciation and amortization, or EBITDA, as shown in the calculation above. We consider EBITDA to be an appropriate measure of performance, liquidity and cash flow for a REIT. Along with net income and cash flow from operating, investing and financing activities, EBITDA provides investors with an indication of a REIT's operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs. EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

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